Calculation of Filing Fee Tables
S-8
AMBARELLA INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, $0.00045 par value per share, reserved for issuance pursuant to the Ambarella, Inc. Amended and Restated 2021 Equity Incentive Plan	Other	2,750,000	$ 70.64	$ 194,260,000.00	0.0001381	$ 26,827.31
Total Offering Amounts:						$ 194,260,000.00		$ 26,827.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 26,827.31
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Ambarella, Inc. Amended and Restated 2021 Equity Incentive Plan ("2021 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding ordinary shares. The amount registered represents an increase to the number of ordinary shares of the Registrant reserved for future issuance under the 2021 Plan, as approved by the Registrant's shareholders at the Registrant's annual meeting held on June 26, 2026. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee on the basis of $70.64, the average of the high and low prices of the Registrant's ordinary shares as reported on the Nasdaq Global Select Market on July 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources